PLANET FULFILLMENT™

FULFILLMENT SERVICES AGREEMENT

THIS AGREEMENT, made this 13th day of February in the year 2014, by and between PLANET FULFILLMENT, LLC, a Georgia limited liability Company, located in Atlanta, Georgia hereinafter called the "Company", and AllStar Health Brands USA, INC a Florida Corporation, located in Sunny Isles Beach. Hereinafter called the "Client"

WITNESSETH:

- The Company agrees to provide fulfillment services to the Client. The Company will charge the Client fulfillment fees attached.
- All fees are to be pre-paid. Client will pre-pay the equivalent of one to two weeks projected costs of fulfillment, packaging and postage, in advance of account actively shipping orders. Fee deposits are to be replenished in an ongoing, as needed basis. It is the Client's responsibility to keep an adequate pre-pay balance on hand with Company at all times to insure on time order processing.
- Additional receiving and inventory fees may be charged for products received into inventory not purchased from Private Label Nutraceuticals. A separate fee schedule cane provided for those items if Client requests so in writing.
- All fees are assuming normal packaging and handling requirements. Any special packaging or product handling requirements may require additional fees.
- The Company will provide written notice of any known price increases that may affect any of the fee schedules attached.
- A $1000 non-refundable deposit is required at the time of account set up. All future deposits are subject to refund if not used by Client at the time of account termination.
- All postage costs provided in the attachment are estimates and subject to change by carrier and service. Postage fees also vary according to weight, carrier and method. As of the time of this agreement, all specific quoted postage rates are listed in the attachment and are provided as a best cost estimate. Actual USPS rates can be found online at www.USPS.com.
- If Client has any shipments that do NOT fall into the weight categories listed in the attachment, the company will choose the ship method at the lowest cost and transit time available. The client will be notified via email on how to handle future similar shipments. All packages are subject to carrier dimensional (or oversized) fees.
- The Client may choose to have Company process returned shipments. This service includes opening all returned envelopes, count returned bottles, re-stock or destroy client's inventory, and providing lists to client of names of all clients' customers that returned product.
- The returns pricing excludes any additional postage on RTS (Return to Sender) packages.
- Any fees or services outside the scope of this contract need to be agreed upon in writing on an "at will" basis.

- This is an "at will" agreement by both parties and therefore either party can terminate the agreement with thirty days written notice. Any funds in the pre-paid account, that are refundable, will be returned to client within 48 hours of all Client products being removed from the Company facilities. The Company, may at its discretion hold reasonable funds from any prepay refund equal to 30 days of returns if Company still actively receives Client return shipments at the time of account termination.

- The Client may at any time request to have obsolete merchandise discarded or shipped to another location. The cost for any project outside of the scope of Receiving, Picking, Packing, Verify, Shipping and Returns will be charged at the warehouse labor rate plus costs.

- Planet Fulfillment does not represent or make any warranties of the products distributed by the Client and assumes no responsibility to representations made by any parties.

- The parties hereto agree that failure by either party to strictly enforce any provision of this agreement shall not constitute a waiver or an estoppels, nor preclude either party from subsequent strict enforcement of any or all provisions hereof.

- In any action, litigated or arbitrated, declaratory or otherwise arising out of this agreement, the successful party shall be awarded reasonable attorney's fees to be paid by the losing party.

- The parties hereto agree that this agreement constitutes and expresses the whole agreement of the parties with reference to providing fulfillment services for the Client and all promises, undertakings, representations, agreements, and understandings and arrangements with reference to such services are herein merged. No alterations or variations of the terms of this agreement shall be valid unless made in writing and signed by both of the parties hereto.

- This Agreement may be executed in separate parts which when combined will constitute the entire agreement.

IN WITNESS WHEREOF, the parties hereto have executed this contract and agreement in duplicate at Atlanta, State of Georgia, the day and year first above written.

COMPANY: PLANET FULFILLMENT, LLC

By: [signature]

~~Michael Manzione, President~~ Jim Gardner, VP

Date: 2/13/2014

CLIENT:

Company Name: AllStar Health Brands USA Inc.

Corporate Address: 16850 Collins Ave #112- suite 707

Phone/Fax: 416 918 0412

By (signature): [signature]

Name: Daniel Bagi Title: President

Date: Feb 13, 2014

PLANET FULFILLMENT™

Inbound Receiving/Storage Fees		
Per Item (billed when inventory is received)	$	0.02

Outbound Fulfillment Fees		
Per Order (includes up to 3 items)	$	0.85
Per additional Item	$	0.10

Other Fees		
Returns	$	1.00
Marketing Inserts	$	0.10
International Order Processing	$	0.50
Custom Invoice/Packing Slip (includes printing)	$	0.15
Monthly Management Fee	$	100.00

Up Front Fees		
System Set Up Fee	$	100.00
Custom Cart Integrations (if applicable)	$	90.00/hour
Postage Deposit non-refundable	$	1000.00

- Contract is month to month. Pricing is subject to change.
- Volume discounts available at 5K, 10K and 25K shipments per month
- Product disposal fee - $0.05 per item or $250/pallet.
- For projects falling outside the scope of normal fulfillment warehouse labor rates of $30/hour will apply.

________ (initial)

PLANET FULFILLMENT™

- In order to insure timely communication with your team please fill out the following document with YOUR teams' proper contact information.

Contact Information:

Business Name: Allstar Health Brands USA Inc.
Business Address: 16850 Collins Ave. 112-suite 707
City: Sunny Isles Beach
State: FL.
Country: USA
Zip: 33160
Email: danielb@axxesspharmainc.com
Website: Axxesspharmainc.com
Phone: 4169180412
Fax: 416
Primary Contact:
Name: Daniel Bagi
Title: President
Email: danielb@axxesspharmainc.com
Phone: 4169180412
Fax:
Invoicing Contact:
Name: SAME
Title:
Email:
Phone:
Fax:
Daily Reports:
Name: SAME
Title:
Email:
Phone:
Fax:

Your primary contact will be the person who generally set up the partnership. The invoicing contact will receive weekly or bi-weekly invoices and the Daily Reporting contact will receive daily files pertaining to Inventory, Shipments, PO receiving and returns.